Consent of Independent Registered Public Accounting Firm
To the Board of Directors of Nationwide Life and Annuity Insurance Company and
Contract Owners of Nationwide VL Separate Account - G:
We consent to the use of our report dated March 16, 2018, with respect to the financial statements of the sub-accounts that comprise the Nationwide VL Separate Account - G, and the related notes (collectively, the financial statements), incorporated by reference herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-6 (File No. 333-215169).
/s/ KPMG LLP
Columbus, Ohio
October 25, 2018

Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholder
Nationwide Life and Annuity Insurance Company:
We consent to the use of our report on the financial statements of Nationwide Life and Annuity Insurance Company (the Company), dated April 9, 2018, incorporated by reference herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-6 (File No. 333-215169).
Our report relating to the Company’s financial statements, dated April 9, 2018, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.
/s/ KPMG LLP
Columbus, Ohio
October 25, 2018
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